UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2022

Apollo Strategic Growth Capital

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39576	98-0598290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor New York, NY 10019
(Address of principal executive offices, including zip code)

(212) 515-3200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.00005 par value, and one-third of one warrant	APSG.U	New York Stock Exchange
Class A ordinary share	APSG	New York Stock Exchange
Warrants	APSG WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 25, 2022, Apollo Strategic Growth Capital (“APSG”) held its extraordinary general meeting of shareholders (the “Special Meeting”) in connection with APSG’s previously announced business combination (the “Business Combination”) with GBT JerseyCo Limited (“GBT”) pursuant to the Business Combination Agreement, dated as of December 2, 2021 (the “Business Combination Agreement”), between APSG and GBT. A total of 52,956,302 Class A ordinary shares and 20,420,250 Class B ordinary shares, representing approximately 71.87% of the outstanding ordinary shares entitled to vote, were present, virtually or by proxy, at the Special Meeting, constituting a quorum.

Upon the closing of the Business Combination, which is expected to occur on May 27, 2022 (subject to customary closing conditions), APSG will be renamed Global Business Travel Group, Inc. (which we refer to in this report as “Amex GBT”).

The voting results for the proposals voted on at the Special Meeting are set forth below.

Proposal No. 1 - The Domestication Proposal - to approve, by special resolution under Cayman Island law, the change of APSG’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware:

For	Against	Abstain
70,579,012	2,731,389	66,151

Proposal No. 2 - The Amendment Proposal - to approve, by special resolution under Cayman Island law, Amex GBT’s proposed certificate of incorporation (including the certificate of designation relating to a new series of Class A-1 preferred stock) (the “New Charter”):

For	Against	Abstain
70,577,629	2,731,271	67,652

Proposal Nos. 2A through 2K - The Unbundling Precatory Proposals - to approve, on a non-binding advisory basis, certain governance provisions in the New Charter:

	For	Against	Abstain
Proposal 2A – Authorized Shares	54,997,443	17,504,010	875,099
Proposal 2B – Amendments to the Organizational Documents	69,198,154	3,304,370	874,028
Proposal 2C – Director Election, Vacancies and Removal	55,016,849	17,483,525	876,178
Proposal 2D – Opt out of DGCL Section 203	55,011,362	17,374,971	990,219
Proposal 2E – Forum Selection	55,127,417	17,373,057	876,078
Proposal 2F – Voting Rights	69,620,443	2,881,931	874,178
Proposal 2G – Dividends and Distributions	69,616,222	2,884,152	876,178
Proposal 2H – Removal of Blank Check Company Provisions	69,615,287	2,883,251	878,014
Proposal 2I – Restrictions on Transfer	69,615,463	2,884,411	876,678
Proposal 2J – Issuances in Respect of the Egencia Acquisition	69,617,157	2,882,881	876,514
Proposal 2K – Compliance with the Exchange Agreement	69,617,077	2,883,061	876,414

Proposal No. 3 - The Business Combination Proposal - to approve, by ordinary resolution under Cayman Island law, the Business Combination Agreement and the transactions contemplated thereby:

For	Against	Abstain
70,615,819	2,732,881	27,852

Proposal No. 4 - The Issuance Proposal - to approve, by ordinary resolution under Cayman Island law, for purposes of complying with the applicable listing rules of the New York Stock Exchange, the issuance of Class A common stock to certain PIPE investors in connection with the Business Combination:

For	Against	Abstain
70,615,421	2,732,379	28,752

Proposal No. 5 - The Equity Incentive Plan Proposal - to approve, by ordinary resolution under Cayman Island law, the proposed Global Business Travel Group, Inc. 2022 Equity Incentive Plan:

For	Against	Abstain
70,568,337	2,738,313	69,902

Proposal No. 6 - The ESPP Proposal - to approve, by ordinary resolution under Cayman Island law, the proposed Global Business Travel Group, Inc. Employee Stock Purchase Plan:

For	Against	Abstain
70,294,292	2,737,428	344,832

In connection with the Special Meeting, APSG also solicited proxies with respect to the adjournment of the Special Meeting to a later date, if necessary, to permit further solicitation and votes of proxies. As there were sufficient votes at the time of the Special Meeting to approve proposals 1 through 6, the adjournment of the Special Meeting to solicit additional proxies for such purpose was unnecessary and such proposal was not submitted to APSG’s shareholders for approval at the Special Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2022	APOLLO STRATEGIC GROWTH CAPITAL

	By:	/s/ James Crossen
		Name:	James Crossen
		Title:	Chief Financial Officer and Secretary